Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sunwin International Neutraceuticals, Inc. (the “Company”) on Form 10-K/A (Amendment No. 3) for the year ended April 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Dongdong Lin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 22, 2008	By:	/s/ Dongdong Lin
Dongdong Lin
Chief Executive Officer and President

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.